Exhibit 99


                          [NCT Group, Inc. Letterhead]

CONTACTS:

Media:     Joanna Lipper                    Investor: Robert Onesti
-----                                       --------
           NCT Group, Inc.                            NCT Group, Inc.
           (203) 226-4447 ext. 3506                   (203) 226-4447 ext. 3502
           (203) 226-3123 (fax)                       (203) 226-3123 (fax)
           jlipper@nct-active.com                     rjonesti@nct-active.com

                              FOR IMMEDIATE RELEASE

NCTI COMPLETES ACQUISITION OF MIDCORE SOFTWARE, INC.,
MAKER OF MIDPOINT(R) INTERNET INFRASTRUCTURE SOFTWARE

MidPoint Subscription-based Services To Be Bundled with Broadband Access

WESTPORT, Conn, September 6, 2000 - NCT Group, Inc. (OTCBB: NCTI) today announced the completion of the acquisition of MidCore Software, Inc. ("MidCore"). MidCore is the provider of MidPoint Internet infrastructure software and is now a wholly-owned subsidiary of NCTI.

     "Today, every business in the world must be connected to the Internet in order to succeed. Our acquisition of MidCore gives us breakthrough technology and products that not only connect businesses to the Internet securely and cost effectively but that deliver a host of capabilities to enhance efficiency, productivity and competitiveness," said Michael J. Parrella, chairman and chief executive officer, NCT Group, Inc. "Furthermore, the MidPoint software base along with MidCore's talented development team will allow us to expedite our Internet and IP telephony strategy."

     MidPoint is a single, scalable software package that allows multiple users to share one Internet connection without degrading efficiency. The product provides on-demand connections, a software router, a high-performance shared cache, content control, scheduled retrieval of information and e-mail, usage accounting and much more. Network users can simultaneously access the online resources for browsing, e-mail and more. Because it runs on Windows 95/98, NT and 2000, the world's de facto standard operating systems, MidPoint can be installed on virtually any personal computer.

     The network solutions industry is large and growing rapidly. In 1998, according to Dataquest, the market for such products in the U.S. accounted for $42 billion and is expected to grow to $74 billion by 2002. An increasingly large proportion of this figure is for Internet connectivity. According to International Data Corporation, the number of worldwide Internet users is expected to grow from 159 million in 1998 to 510 million by 2003.

About MidCore Software, Inc.

     MidCore Software, Inc. is a developer of innovative software-based solutions that address the multitude of challenges facing businesses implementing Internet strategies. It's MidPoint product is a single, scalable software package that provides on-demand Internet connections, a software router, a high-performance shared cache, content control, scheduled retrieval of information and e-mail, usage accounting and much more. The product has received numerous industry accolades including Editors' Choice Awards from Internet Telephony Magazine and PC Magazine. For more information, refer to www.midpoint.com.

About NCT Group, Inc.

     NCT Group, Inc. is a publicly-traded, high-tech company applying its proprietary technological innovations to the areas of media, through its DistributedMedia.com, Inc. subsidiary, and communications, with a specific concentration on IP telephony applications. Current offerings include the proprietary Sight & Sound(TM) system, a place-based advertising medium installed in retail stores, movie theaters and hospitals; and ClearSpeech(R), a suite of software algorithms for integrated Internet telephony and enhanced speech-driven applications. For more information, refer to www.nct-active.com.

                                      # # #

           Cautionary Statement Regarding Forward-Looking Statements
Certain information contained in this press release are forward-looking statements within the meaning of the Private Securities Litigation Act of 1995 (the "Act"), which became law in December 1995. In order to obtain the benefits of the "safe harbor" provisions of the Act for any such forward-looking statements, the Company wishes to caution investors and prospective investors about significant factors, which among others, have in some cases affected the Company's actual results and are in the future likely to affect the Company's actual results and cause them to differ materially from those expressed in any such forward-looking statements. Investors and prospective investors should read this press release in conjunction with the Company's most recent Form 10-K and Forms 10-Q.